                      ALTAVISTA CONTENT LICENSE AGREEMENT

                                                                   EXHIBIT 10.30

This AltaVista Content License Agreement is entered into as of the Effective Date in the signature block below, by and between the company set forth in the signature block below ("Company") and AltaVista Company, a Delaware corporation
                        -------
with its principal address at 529 Bryant Street, Palo Alto, CA 94301 (collectively with any company controlled by, controlling or under common control with AltaVista Company, "AV"). For good and valuable consideration, the
                                 --
receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

WHEREAS, Company is in the business of providing certain Web-based information and/or services, as defined with greater particularity in Exhibit A ("Content"),
                                                          ---------   -------
on Company's Web site at the URL set forth in Exhibit A ("Company Site"); and
                                              ---------   ------------

WHEREAS, AV maintains and/or displays certain Web pages that are accessible to users worldwide via Internet or wireless technologies (whether now known or hereafter developed), which pages incorporate content and services developed by AV and/or supplied to AV by third parties, and may be generic or customized; such Web pages may contain an Internet index, a search tool, advertising, shopping services or any other feature now existing or hereafter developed that might be desirable, or any subset of the foregoing; such collections of the Web pages include but are not limited to those located in the following domains:
AltaVista.com, MyAltaVista, AV.com, Microav.com, the AV channels and Shopping.com (collectively, the "AV Platform"); such AV Platform may be branded
                                 -----------
by AV, a third party, or co-branded by AV and any such third party; and

WHEREAS, AV desires to license the Content from Company for display on the AV Platform and Company agrees to grant AV such a license, all on the terms and conditions set forth below.

1.  GRANT OF LICENSE

a. Content License. Subject to the terms and conditions of this Agreement, Company hereby grants to AV a non-exclusive, worldwide, royalty-free (subject to
Section 3 below) right and license under Company's intellectual property rights to (i) publicly perform, publicly display and distribute the Content on the AV Platform on the "Help Desk Sub-Channel" located as a tab on the "Technology Channel" of the AV Platform, and in other areas of the AV Platform as determined by AV, (ii) copy the Content as necessary for such performance, display and distribution, (iii) modify the Content as necessary to conform to the AV standards for Content as set forth in Section 2b., (iv) create summaries of the Content for display throughout the AV Platform to encourage users of the AV Platform ("Users") to access and display the Content, (v) combine the Content
           -----
with other AV and third party content on the AV Platform ("AV Content") as AV
                                                           ----------
determines in its sole discretion, (vi) co-brand the Web pages on the AV Platform that contain both the Content supplied by Company and also AV Content ("Co-Branded Pages") with the Company Marks, as discussed in Section 1b. below,
  ----------------
and (vii) archive/store the Content on the AV Platform.

b. Marks License. Subject to the terms of this Agreement, Company hereby grants to AV a non-exclusive, worldwide, royalty-free (subject to Section 3 below) right and license to use any of Company's trademarks, trade names, service marks, logos or other identifying or distinctive marks ("Company
                                                                 -------
Marks"), provided that AV complies at all times with any trademark usage guidelines provided by Company to AV in relation thereto. In the event that Company reasonably believes that AV's use of the Company Marks is not in compliance with Company's then-current standards, the parties agree to work together in good faith to remedy any such non-conforming use on a timely basis. All use by AV of the Company Marks, including any goodwill generated thereby, will inure to the benefit of and be on behalf of Company.

c. Linking. Subject to the terms of this Agreement, Company grants to AV the right to link the AV Platform and/or the Co-Branded Pages to the Company Site, and AV grants to Company the right to link from the Company Site to the AV Platform, in accordance with the terms of Exhibit A. Company will not restrict
                                          ---------
or disable a User's ability to return to the AV Platform or the Co-Branded Pages utilizing the web browser's normal "back" navigation functionality.

d. Users. The parties acknowledge that Users will be subject to the terms of use as set forth at the URL: http://doc.altavista.com/legal/termsofuse.shtml in
                             -----------------------------------------------
relation to the Content. AV agrees to notify Company in writing of any known or suspected violation by a User of such terms of use in relation to the Content, and assist Company in its efforts to minimize the adverse effects of any such violation.

e. Restrictions. The parties acknowledge that the licenses granted herein are non-exclusive, and do not prevent (i) Company from licensing the Content to any third party, or (ii) AV from licensing content similar to the Content from any third party for use on the AV Platform. Except for the licenses set forth herein, Company reserves all other rights in and to the Content and the Company Site, and AV reserves all right in and to the AV Content and the AV Platform.

2.  CONTENT

a. Subject Matter. Company represents to AV that the Content delivered hereunder is of high quality in the Internet industry, and that the subject matter and focus of the Content as of the Effective Date will remain materially consistent throughout the term of this Agreement.

b. Transmission by Company. Company will deliver the Content to AV as set forth in Exhibit A, on the schedule set forth therein, for the fees set forth in
         ---------
Section 3 below. Content received by AV that is not in the then-current AV-specified format or that does not comply with the terms of Section 5b. below may be rejected by providing written notice to Company (including by means of an electronic mail to Company). Company will, during the term of this Agreement, ensure that the Content, as well as its delivery and maintenance, conforms to the services level standards set forth in Schedule 1 to this Agreement, as such
                                          ----------
standards may be amended from time to time during the term of this Agreement.

3.  FEES

a. Fees. The fees for obligations to be performed by either party to or for the other party hereunder, if any, are as set forth in Exhibit B. Except as set
                                                       ---------
forth in Exhibit B, all revenue of any nature generated by the AV Platform or
         ---------
the Co-Branded Pages, including without limitation all advertising, sponsorship or other impressions-based revenue, will accrue to and belong solely to AV.

b.  Payment. Payment terms are specified in Exhibit B to this Agreement.
                                            ---------

c. Taxes; Costs. All charges and fees provided for in this Agreement include any applicable taxes, fees or duties. Each party will be responsible for all costs associated with the setup, maintenance and other performance obligations assigned to such party under this Agreement, and will have no right to obtain reimbursement or other payment from the other therefor, except as may be provided in Exhibit B.
            ---------

d. Record Keeping; Audits. Each party will keep accurate books and records showing all financial transactions and traffic information that are the subject of this Agreement. To the extent one party is hosting the Content, the other party will have the right no more than once per twelve (12) month period, at all reasonable times and upon advance reasonable written notice, to inspect the relevant books and records (wherever located) and create summaries related to any financial transactions that are the subject of this Agreement. All such audits will be performed by a nationally-recognized auditor reasonably acceptable to the party being audited, which auditor has agreed in writing to maintain the strict confidentiality of the books and records audited. Such books and records, and any results of an audit, will be deemed to be the Confidential Information (as defined below) of the party audited. If both parties are hosting the Content, either party will have the right to audit the other party's books and records in the manner set forth above. Neither party's receipt of any statement or payment from the other in connection therewith will preclude it from challenging the correctness of that statement or payment. If any inspection reveals an error in the calculation of amounts owing to either party, the other party will promptly pay the difference. If any error is ten percent (10%) or more of the amount owed to either party, the other party will pay the inspecting party's reasonable out-of-pocket costs with respect to that examination and the next subsequent re-examination.

4.  TERM; TERMINATION

a. Initial Term and Renewals. The initial term of this Agreement will commence on the Effective Date and will continue for a period of two (2) years after the date that the Content is first displayed on the AV Platform or the Co-Branded Pages, unless earlier terminated as set forth below. The parties may negotiate a renewal term of one year in a signed addendum to this Agreement; provided such renewal term is mutually agreed upon no later than sixty (60) days prior to the expiration date, and, in the event that the parties are unable to reach mutual written agreement on any renewal to the Term by such date, this Agreement will terminate as of the Agreement expiration date.

b. Default. If either party defaults in the performance of or compliance with any provision contained in this Agreement, and such default is not cured within thirty (30) days after receipt of written notice of such breach, then the non-defaulting party may elect immediately to terminate this Agreement upon written notice. In such event, the non-defaulting party giving notice of termination will do so without liability to the defaulting party, except for any accrued obligations. For the purposes of this section, the term "default" will include the other party's insolvency, general assignment for the benefit of creditors, filing of a voluntary petition of bankruptcy, suffering or permitting the appointment of a receiver for its business or assets, or becoming subject to any proceedings under any bankruptcy or insolvency law, whether domestic or foreign, or liquidating, whether voluntarily or otherwise.

c. Change of Control. Company will provide written notice of any Change of Control (as defined below) of Company to AV within ten (10) days of such change. Within thirty (30) days of receipt of a notice of Change of Control, AV may terminate this Agreement by providing written notice of termination to Company. A "Change of Control" will be deemed to have occurred if: (i) any person or entity becomes the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities representing fifty percent (50%) or more of the combined voting power of Company's outstanding securities; or (ii) a merger or consolidation of Company with any other entity is approved, unless the voting securities of the party outstanding immediately prior thereto continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the outstanding securities of the surviving entity immediately after such merger or consolidation.

d. Termination for Convenience. During the thirty (30) day period following the end of the fifth month of the first year of this Agreement, AV may elect to terminate this Agreement for its convenience by giving Company thirty (30) days' prior written notice. Thereafter, AV will have no right to terminate this Agreement for its convenience until the beginning of the second year of the Agreement, at which time AV may terminate this Agreement for its convenience at any time by providing thirty (30) days' prior written notice to Company.

    During the sixty (60) day period following the end of the eleventh month of the first year of this Agreement, Company may elect to terminate this Agreement for its convenience upon ninety (90) days prior written notice to AV.

e. Effects of Termination. Upon termination of this Agreement, the licenses granted hereunder will terminate immediately, except that AV may continue to use previously-delivered Content for internal purposes only, including but not limited to archival purposes, and AV and Company will work to ensure that Users who may attempt to access previously delivered or produced Content are properly referred to a non-expired Web page for such content. All outstanding payment obligations not disputed in good faith will become immediately due and payable, and no new payment obligations will accrue. The terms of Sections 3, 4e., 5, 6, 7, 8 and 10 will survive any termination of this Agreement.

5.  REPRESENTATIONS AND WARRANTIES

a. Warranties. Each party represents and warrants to the other party that it has the power and authority to enter into this Agreement, to grant the licenses contained herein, and to otherwise perform its obligations hereunder.

b. Company Warranties. In connection with the delivery of the Content hereunder, Company warrants to AV that: (i) it has sufficient rights in and to all copyrights, patents and other proprietary rights associated with the Content and its exploitation worldwide in particular, and the Company Site in general, to grant the licenses granted to AV hereunder and deliver the Content as specified herein; (ii) the Content and the Company Site (and their use and contemplated herein) will not violate any governmental export control regimes, and will contain no material or information constituting libel, slander or defamation, or that otherwise invades the rights of any third party, (iii) the services and Content provided by Company in connection with this Agreement will be rendered by qualified personnel and consistent with commercial practices standard in the industry; (iv) the Content being delivered by Company hereunder and the general content on the Company Site are at all times true, accurate, updated and timely; and (v) the Content and the Company Site will be free of any viruses, Trojan horses, trap doors, back doors, Easter eggs, worms, time bombs, cancelbots or other computer programming routines that are intended to damage, interfere with, intercept, or expropriate any system data or personal information.

c. Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES, AND EACH PARTY SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS.

6.  LIMITATION OF LIABILITY

a. Limitation. WITH THE EXCEPTION OF LIABILITY ARISING UNDER SECTIONS 7 OR 8 BELOW, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES, lost profits, lost use of equipment, loss of stored memory, cost of substitute equipment or other downtime costs (regardless of THE FORM OF ACTION, whether such liability is based on breach of contract, tort, strict liability, breach of warranties, failure of essential purpose or otherwise), EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

b. Liability Cap. AV'S ENTIRE LIABILITY AND Company's SOLE AND EXCLUSIVE REMEDY from any cause OF ACTION whatsoever (regardless of the form of action, WHETHER IN CONTRACT, TORT OR ANY OTHER LEGAL THEORY) WILL NOT EXCEED THE AGGREGATE AMOUNTS PAID UNDER THIS AGREEMENT IN

THE TWELVE MONTH PERIOD IMMEDIATELY PRECEDING THE EVENT THAT GAVE RISE TO
DAMAGES.

7.  INDEMNITY

Each party ("Indemnifying Party") agrees to defend, indemnify and hold the other party ("Indemnified Party") and its directors, officers, shareholders, employees and agents harmless from and against any and all penalties, damages, costs, judgments and any other expenses including, but not limited to, reasonable attorneys' fees (including but not limited to in-house counsel costs and appellate fees) incurred in connection with any breach by Indemnifying Party of the representations and/or warranties expressly set forth in this Agreement, provided that the Indemnified Party: (i) provides the Indemnifying Party with prompt written notice of any claim for which indemnification is sought; (ii) cooperates fully with the Indemnifying Party (at the Indemnifying Party's expense); and (iii) allows the Indemnifying Party to control the defense and settlement of such claim. Nothing herein will prevent the Indemnified Party from procuring separate counsel for its defense, and the Indemnifying Party agrees to work with any Indemnified Party-retained counsel in good faith and cooperation.

8.  CONFIDENTIALITY

a. General. The parties acknowledge that, in the course of their dealings hereunder, each may acquire information about the other, its business activities and operations, its technical information and its trade secrets, all of which are proprietary and confidential (the "Confidential Information"). Each party agrees that the terms of this Agreement will be deemed the Confidential Information of each party. For a period of two (2) years after the termination of this Agreement, each party hereby agrees that: (i) it will maintain, and will use prudent methods to cause its employees and its agents to maintain, the confidentiality and secrecy of the Confidential Information; (ii) it will use prudent methods to ensure that its employees and agents do not copy, publish, disclose to others or use (other than pursuant to the terms hereof) the Confidential Information.

b. Exclusions. Confidential Information will not include any information to the extent that it: (a) is or becomes a part of the public domain through no act or omission on the part of the receiving party; (b) is disclosed to third parties by the disclosing party without similar restriction on such third parties; (c) is in the receiving party's possession without the receiving party's actual or constructive knowledge of an obligation of confidentiality with respect thereto, at or prior to the time of disclosure under this Agreement; (d) is disclosed to the receiving party by a third party having no obligation of confidentiality with respect thereto; (e) is independently developed by the receiving party without reference to the disclosing party's Confidential Information; or (f) is released from confidential treatment by written consent of the disclosing party.

c. Public Disclosures. The parties acknowledge and agree that neither party may, at any time, issue any press release or make any other disclosure about this Agreement, its term or its existence, including but not limited to any disclosure to its shareholders or otherwise, without the prior written approval of the other party. If, however, a party determines, upon the opinion of counsel, that disclosure regarding the other party, this Agreement and/or the relationship created hereby is required by law, then disclosure will be permitted, but only after the other party is given the opportunity to review and reasonably revise all such written disclosure. Under such circumstances, a copy of any such written documentation will be provided to the other party at least three (3) business days prior to its expected disclosure.

9.  REPORTING REQUIREMENTS

Company agrees to provide traffic reports for the Co-Branded Pages to AV within two (2) weeks following the end of each month. A description of the contents of each such report is set forth in Exhibit A.
                                 ----------

10.  GENERAL PROVISIONS

a. Notices. All notices, requests and other communications hereunder will be in writing and will be delivered in person, or sent by certified mail, return receipt requested, overnight courier service, or by facsimile to the address or facsimile number of the parties set forth below, or to such other addresses or numbers as may be stipulated in writing by the parties pursuant hereto. Unless otherwise provided, notice will be effective on the date it is officially recorded as delivered by return receipt or equivalent or by facsimile confirmation date.

AV
Attn: General Counsel
529 Bryant Street, Palo Alto, CA 94301
Fax: 650.617.3526

With a copy to:
Attn: Director of Strategic Alliances
Phone: 650.320.7754
Fax: 650.320.7722
E-Mail: anne.frisbie@av.com

Company
Attn:   Chief Financial Officer
Phone:  604.419.5651
Fax: 604.419.4490
E-Mail: david.rowat@pcsupport.com

b. Assignment. Neither party may assign this Agreement, or sublicense, assign or delegate any right or duty hereunder, without the prior written consent of the other, which consent will not be unreasonably withheld; except that AV may assign its rights and obligations under this Agreement to any third party in connection with any merger, sale of assets or other reorganization or consolidation transaction involving AV.

c. Force Majeure. In no event shall either party be liable to the other for any delay or failure to perform hereunder, which delay or failure to perform is due to causes beyond the control of said party including, but not limited to, government restrictions, exchange or market rulings, labor strike, war, act of civil or military authority, sabotage, epidemic, flood, earthquake, fire, other natural disaster, or any other event, condition or occurrence beyond the reasonable control of such party. In the event that any such force majeure event continues unabated for a period of ninety (90) days, the unaffected party may terminate this Agreement on written notice to the affected party.

d. Free Access; Search. During the term of this Agreement, if Company elects to provide a Web search technology to users of its Company Site, Company agrees to provide AV with a thirty (30) day right of first refusal to supply the AV search technology on competitive terms and pricingas Company's default and/or premiere search source within the Company Site,. In the event AV is unable to make the AV search technology available to Company on standards, terms and conditions reasonably acceptable to Company commencing on or before the end of the thirty
(30) day period, Company may obtain such Web search technology from a third party, and thereafter (i) AV will have no further right to provide the AV search technology requested during the notice period, and (ii) Company will have no further obligation to AV with respect to such requested search technology. In any event, Company will and permit AV agents to index the Web pages of Company's Site for display of AV Platform search results pages In addition, Company and AV will discuss the possibility of Company's distribution of AV's nationwide free dial up Internet service ("Free Access"). In the event that, at any time during the Term, Company proposes to market, bundle, or proposes to enter into an agreement with, or solicit, a third party with respect to the marketing of a U.S.-based Internet service provider (including both narrow and broadband providers) through CD-ROM distribution, software download, or otherwise, then Company shall notify AV and offer AV the right of first

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negotiation for Company to market Free Access, upon terms to be mutually agreed to by the parties after good faith negotiations. In the event that AV fails to accept the offer to exercise such right of first negotiation within thirty (30) days after Company makes such offer, then Company may offer such rights to a third party on the written terms described in the preceding sentence.

e. Waiver. The failure of either party at any time to require performance by the other party of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or as a waiver of the provision itself.

f. Severability. If any provision of this Agreement or the application thereof to any person or circumstances shall to any extent be held to be invalid or unenforceable, the remainder of this Agreement, or the application of such provisions to persons or circumstances as to which it is not held to be invalid or unenforceable, shall not be affected thereby, and each provision shall be valid and be enforced to the fullest extent permitted by law.

g. Parties' Relationship. This Agreement does not and shall not be deemed to constitute a partnership or joint venture between the parties and neither party nor any of their respective directors, officers, employees or agents shall, by virtue of the performance of their obligations under this Agreement, be deemed to be an agent or employee of the other.

h. Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of California without regard to its conflict of laws principles.

i. Entire Agreement. This Agreement, together with any attachments hereto, sets forth the entire understanding between the parties, and supersedes any and all prior or contemporaneous agreements or understandings between the parties, whether oral or written, as to the subject matter of this Agreement. This Agreement may be modified only in a document signed by both parties. In the event of a conflict between any of the terms contained in this Agreement and those contained in any attachments made part of this Agreement, the order of precedence shall be as follows: (i) the schedules, (ii) the exhibits, (iii) the Agreement.


IN WITNESS WHEREOF, authorized representatives of the parties have executed this Agreement as of the Effective Date set forth above.

AV:   AltaVista Company                                         Company:   PC Support.Com
Signature  /s/ David Karnstedt                                  Signature  /s/ David W. Rowat
          --------------------------------------------------              ------------------------------------------------------
Name  David Karnstedt                                                     Name David W. Rowat
      ------------------------------------------------------                   -------------------------------------------------
Title VP Sales                                                             Title Chief Financial Officer
      ------------------------------------------------------                     -----------------------------------------------
Effective Date                                                             Address #200 - 4400 Dominion Street
              ----------------------------------------------                       ---------------------------------------------
                                                                                    Burnaby, BC V5G 4G3
                                                                           -----------------------------------------------------

                                                                           -----------------------------------------------------

                                   EXHIBIT A

                                    CONTENT

Description of Content:
----------------------

Company will provide to AV the following computer support services that Company offers its users on the Company Site, and any other services that the parties may mutually agree to incorporate into the Co-Branded Pages. In the event that Company changes its service offering by discontinuing any of the services described below, or offers additional services that AV may desire to include on the Co-Branded Pages or the AV Platform, the parties will use good faith efforts to negotiate an amendment to this Agreement to modify the provision of services provided hereunder by Company on mutually acceptable terms and conditions; provided that, Company will continue to provide services to existing users of the Basic Services or Premium Services (as defined below) until such time as the parties can implement an exit strategy for such users.

A. Company will provide the following free services to Users of the Co-Branded Pages ("Basic Services"). Except as otherwise set forth below, Company will also provide Users the ability to upgrade such Basic Services, at the Users election in accordance with Section 2.5.2 below, and may charge a fee to Users for such upgrade ("Premium Services"), pursuant to the terms of Section B of Exhibit B:

    . Initial system scan services (Premium Services upgrade not available for this service)
    .  System maintenance (Premium Services upgrade not available for this service)
    .  "Fix My PC" services
    .  "Live Assist" service
    .  "Email Assist" service
    .   "Self Assist" service

B. The following services will be made available by Company to Users of the Co-Branded Pages for the fees described in Section B of Exhibit B. These services will not be available from Company free of charge as Basic Services and are considered "Premium Services."

    .  "Phone Assist" services
    .  "Onsite Assist" service

The Basic Services and Premium Services together will be considered the "Content." In the event that Company provides more comprehensive services to any of its direct customers, Company agrees to provide equivalent services to Users on identical terms.


Company Site URL:
----------------

http://www.pcsupport.com


Traffic Attribution: The parties agree that all User traffic from the AV
-------------------
Platform to the Company Site will be designed (or masked) so as to guarantee that AV receive all credit for such traffic.

1.  General Obligations

    1.1.  Company.
          -------

          1.1.1. Company shall provide, deliver or produce the Content to AV for its use in the development, production and utilization of the AV Platform. Company will provide AV with a File Transfer Protocol ("FTP") account allowing AV access to a secure database containing all Content listed above. Company shall perform, at its expense, all technical development and support work as described in the service level standards set forth in
                  Schedule 1 hereto, as necessary to meet its obligation to
                  ----------
                  create the Content and FTP Directories for AV as required hereunder.

           1.1.2. Company will provide Content that is timely, reliable and scalable to AV's needs. Company warrants that all Content it delivers, serves or produces to or for AV on the AV Platform and/or Co-Branded Pages will be the most current version made available by Company to any of its customers. AV may regularly evaluate the quality of Content delivered, served or produced by Company, to ensure that the Company meets or exceeds AV's general acceptability levels. The Company shall provide, at no expense to AV, a satisfactory level of back-up support twenty-four (24) hours per day, three hundred and sixty-five (365) days per year for questions regarding the Content and the services provided by Company hereunder. Said support shall include, but not be limited to, providing a technically capable person from Company specifically designated to respond to AV inquiries, and who shall be identified to AV in writing.

           1.1.3. Company will provide traffic reports to AV in accordance with
                  Section 9 of this Agreement. Basic traffic reports must include, minimally, the following information: (i) page views per day and per week, (ii) unique visitors per day and per week, (iii) time spent per unique visitor per day, and (iv) page views per page title or description. Company shall also supply to AV log files via FTP.The address of the FTP site shall be mutually agreed upon by the parties, which agreement will not be unreasonably withheld or delayed. The log files must be provided in AV's then-current standard log format, shall be provided at least as often and frequently as Company provides the log files to any other third party, and must include the following information: (v) timestamp, (w) unique site identifier per AV affiliate (if and when applicable), (x) page identification number or description, (y) user identification (passed to Company from AV), and (z) traffic source (passed to Company from AV). Company agrees to log each page separately for these log files and to work with AV's technical staff to enable the integration of the log file data into AV's Web-based interactive reporting platform.

      1.2. AV.
           ---

           1.2.1 AV will identify which of the Content specified above it wishes to use, format and post on its site as part of the Help Desk Sub Channel on the AV Platform. On a quarterly basis, the parties will meet to discuss the quality, performance, support response times and competitiveness of the Company Content and services as well as the components of the advertising provided by AV hereunder. The parties will work together to resolve any issues or problems identified during such quarterly meeting within thirty (30) days of any quarterly meeting.

           1.2.2 AV will consult and work with Company with regard to Content on the AV Platform and/or the Co-Branded Pages; provided, however AV will retain final approval of theplacement, design and implementation of the Content on the AV Platform and the Co-Branded Pages.

           1.2.3  [***Confidential Treatment Requested***]

           1.2.4 AV will provide banner and search tile advertising to Company under the terms of an advertising insertion order to be signed by the parties no later than the Effective Date (the "Insertion Order"). Consideration for such advertising is set forth in Section D of Exhibit B hereto.

           1.25 AV shall work with Company in producing a press release announcing the relationship between the parties, the details, contents and timing of which shall be determined by mutual written agreement.

      2.   Deliverables

           2.1    Co-branding. During the term of this Agreement, the parties
                  -----------
                  will jointly design the visual appearance of the Co-Branded Pages; provided, however, that the design of the Co-Branded Pages is subject to final approval by AV. All Co-Branded Pages will include the AV "look and feel," which will include the distinctive and particular elements of graphics, design, organization, presentation, layout, user interface, navigation, trade dress and stylistic convention (including the digital implementations thereof) within the AV Platform and the total appearance and impression substantially formed by the combination, coordination and interaction of these elements, and includes the AV Marks and other components as required by AV. AV will host and serve the first page of the Co-Branded Pages and the first page of the Company services, and will pay all costs associated with doing so. Company will host and serve all other pages of the Co-Branded Pages, and pay all costs associated with doing so. The parties may mutually agree at a later date that AV will host and serve the other pages of the Co-Branded Pages, in which case the parties will negotiate a mutually acceptable amendment to this Agreement, which will set forth the additional terms for AV's hosting of the Co-Branded Pages.

             2.2  Traffic and Reach. In the event that Company hosts the Content
                  -----------------
                  and the Co-Branded Pages, Company will create IP masking to ensure that AV receives traffic attribution for all traffic to the Co-Branded Pages.

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

             2.3  Launch Schedule.   AV and Company will commence work on the
                  ---------------
                  development of co-branded pages to be completed within sixty
                  (60) days after the Effective Date.

             2.4  Support Responsibilities. Company will have sole
                  ------------------------
                  responsibility for customer service (including, without limitation, order processing, billing, shipping, etc.) and AV will have no responsibility with respect thereto. Company will comply with all applicable requirements of any federal, state or local consumer protection or disclosure law.

             2.5  Registration.
                  ------------

                  [***Confidential Treatment Requested***]

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

                                   EXHIBIT B

                                      FEES


[***Confidential Treatment Requested***]

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

                                   EXHIBIT C

                                 AV Competitors

[***Confidential Treatment Requested***]

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

                                   SCHEDULE 1

                            SERVICE LEVELS AGREEMENT


[***Confidential Treatment Requested***]

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